Exhibit 10.2

AMENDMENT NO. 2 TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of May 20, 2020, is entered into by and among ONDECK ACCOUNT RECEIVABLES TRUST 2013-1 LLC, a Delaware limited liability company (“Company”), the Lenders party hereto which constitute each affected Lender and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent for the Class A Revolving Lenders (in such capacity, “Administrative Agent”).
RECITALS:
WHEREAS, Company, the Lenders party thereto from time to time, the Administrative Agent, Deutsche Bank AG, New York Branch, as Collateral Agent, Deutsche Bank Trust Company Americas, as Paying Agent and Deutsche Bank Securities Inc., as Syndication Agent, Documentation Agent and Lead Arranger, entered into a Fifth Amended and Restated Credit Agreement, dated as of March 12, 2019, as amended by Amendment No. 1 to Fifth Amended and Restated Credit Agreement, dated as of November 1, 2019 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have made advances and other financial accommodations to Company. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement, as amended hereby; and
WHEREAS, Company, the Lender party hereto and the Administrative Agent, desire to amend the Credit Agreement as set forth herein subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT
The Credit Agreement is, effective as of the Second Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereof, hereby amended as follows:

1.1    Section 1.1 of the Credit Agreement.
The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
“Advance Rate Reduction Period” means the period beginning on the Second Amendment Effective Date up to and including the Exit Date.

Exhibit 10.2

“COVID Receivable” means each Receivable designated by the Servicer as “COVID19-Confirmed”, “Pandemic-Impacted” or any other similar indication in its loan servicing platform, in each case in accordance with the Servicing Standard.
“COVID Related Material Modification” means any Material Modification of a COVID Receivable.
“Effective Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction (a) the numerator of which is the Total Utilization of Class A Revolving Commitments, and (b) the denominator of which is the sum of (i) the Adjusted EPOPB as of such date, plus (ii) the aggregate amount of Collections in the Lockbox Account and the Collection Account to the extent such Collections and other funds have already been applied to reduce the Eligible Portfolio Outstanding Principal Balance, plus (iii) the fair market value of all Permitted Investments held in the Collection Account on such day, minus (iv) 100% of the sum of the Accrued Interest Amount as of such day and the aggregate amount of all accrued and unpaid fees and expenses due hereunder and under the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement and the Successor Servicing Agreement.

“Eligible Post-Waiver Receivable” means any COVID Receivable for which the related Receivables Obligor has made its first scheduled loan payment due on or after July 23, 2020 in an amount equal to or greater than 20% of the required scheduled loan payment in respect of such Receivable, as set forth in the applicable Receivable Agreement (without giving effect to any temporary modification or COVID Related Material Modification).

“Exit Date” means the earlier of (x) July 23, 2020 and (y) the first date upon which the Effective Advance Rate has reached 70%.

“Monthly Pay Receivable” means any Receivable for which a Payment is generally due once per month.
"Projected Maturity Date Balance" means, with respect to any Receivable, the projected Outstanding Principal

Exhibit 10.2

Balance as of March 20, 2022, assuming that the Receivables Obligor is making Payments in accordance with the applicable Receivable Agreement.
“Second Amendment” means Amendment No. 2 to Fifth Amended and Restated Credit Agreement, dated as of May 20, 2020, by and among the Company, the Lenders party thereto and the Administrative Agent.
“Second Amendment Effective Date” has the meaning set forth in Section 3.1 of the Second Amendment, which for the avoidance of doubt is May 21, 2020.
The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated as follows:
“30 MPF Receivable” means any Pledged Receivable with a Missed Payment Factor, in the case of a Daily Pay Receivable, higher than 30, in the case of a Weekly Pay Receivable, higher than 6, or in the case of a Monthly Pay Receivable, higher than 1.5.
“Applicable Class A Advance Rate” means, prior to the Exit Date, 75%, and on and after the Exit Date, 70%.
“Charged-Off Receivable” means, with respect to any date of determination, a Receivable which (i) consistent with the Underwriting Policies has or should have been written off the Company’s books as uncollectable or (ii) has a Missed Payment Factor of (x) with respect to Daily Pay Receivables, sixty (60) or higher, (y) with respect to Weekly Pay Receivables, twelve (12) or higher, or (z) with respect to Monthly Pay Receivables, three (3) or higher.
“Delinquency Ratio” means, as of any Determination Date, the percentage equivalent of a fraction (a) the numerator of which is the aggregate Outstanding Principal Balance of all Pledged Receivables (that are not Charged Off Receivables) that had a Missed Payment Factor of (x) with respect to Daily Pay Receivables, fifteen (15) or higher, (y) with respect to Weekly Pay Receivables, three (3) or higher, or (z)  with respect to Monthly Pay Receivables, 0.75 or higher, in each case, as of such Determination Date, and (b) the denominator of which is the aggregate Outstanding Principal Balance of all Pledged

Exhibit 10.2

Receivables (that are not Charged Off Receivables) as of such Determination Date.
“Missed Payment Factor” means, in respect of any Receivable, an amount equal to the sum of (a) the amount equal to (i) the total past due amount of Payments in respect of such Receivable, divided by (ii) the required periodic Payment in respect of such Receivable as set forth in the related Receivables Agreement, and other than as set forth in the immediately succeeding sentences, determined without giving effect to any temporary modifications of such required periodic Payment then applicable to such Receivable, and (b) the number of Payment Dates, if any, past the Receivable maturity date on which a Payment was due but not received. Notwithstanding the foregoing or any other provision of this Agreement, with respect to Payments during the period beginning as of March 11, 2020 through and including July 23, 2020, the Missed Payment Factor in respect of any COVID Receivable and solely with respect to Payments during such period, shall be determined by giving effect to any temporary modifications (including, but not limited to, grace days, workout programs or holds) then applicable to such COVID Receivable. For the avoidance of doubt, beginning on July 24, 2020, the “required periodic Payment” as used in clause (a)(ii) herein shall mean (1) with respect to any COVID Related Material Modification, the required periodic Payment according to the modified Receivables Agreement and (2) with respect to any other Receivable, the required periodic Payment according to such Receivable’s Receivables Agreement without giving effect to any temporary modifications (including, but not limited to, grace days, workout programs or holds) if any.

“One and Half Year Equivalent” means, (i) for a Term Receivable that is a Daily Pay Receivable, 378 scheduled loan payments, (ii) for a Term Receivable that is a Weekly Pay Receivable, 78 scheduled loan payments, (iii) for a Term Receivable that is a Monthly Pay Receivable, 18 scheduled loan payments, (iv) for a LOC Receivable that is a Weekly Pay Receivable, an “applicable amortization period” set forth in the respective Receivable Agreement of 78 full weeks following the date of the last advance made thereunder, and (v) for a LOC Receivable that is a Monthly Pay Receivable, an “applicable amortization

Exhibit 10.2

period” set forth in the respective Receivable Agreement of 18 months following the date of the last advance made thereunder.
“One Year Equivalent” means, (i) for a Term Receivable that is a Daily Pay Receivable, 252 scheduled loan payments, (ii) for a Term Receivable that is a Weekly Pay Receivable, 52 scheduled loan payments, (iii) for a Term Receivable that is a Monthly Pay Receivable, 12 scheduled loan payments, (iv) for a LOC Receivable that is a Weekly Pay Receivable, an “applicable amortization period” set forth in the respective Receivable Agreement of 52 full weeks following the date of the last advance made thereunder, and (v) for a LOC Receivable that is a Monthly Pay Receivable, an “applicable amortization period” set forth in the respective Receivable Agreement of 12 months following the date of the last advance made thereunder.
Clause (b) of the definition of “Permitted Asset Sale” is hereby amended as follows:
“(b) the sale by the Servicer on behalf of Company of Charged-Off Receivables to any third party in accordance with the Servicing Standard or, in the case of Charged-Off Receivables that are 90 or more days delinquent in payment, at the request of the Administrative Agent, provided, that such sales are made without representation, warranty or recourse of any kind by Company (other than customary representations regarding title and absence of liens on the Charged-Off Receivables, and the status of Company, due authorization, enforceability, no conflict and no required consents in respect of such sale),”
“Receivable Yield” means, with respect to any Receivable, the imputed interest rate that is calculated on the basis of the expected aggregate annualized rate of return (calculated inclusive of all interest and fees (other than any Upfront Fees)) of such Receivable over the life of such Receivable.
Such calculation shall assume:

(a) 12 Payment Dates per annum, for Monthly Pay Receivables;

(b) 52 Payment Dates per annum, for Weekly Pay Receivables; and

Exhibit 10.2

(c) 252 Payment Dates per annum, for Daily Pay Receivables.

“Revolving Commitment Period” means the period from the Original Closing Date to but excluding the Revolving Commitment Termination Date or such other date as requested by Company and agreed to by the Administrative Agent, in its sole discretion, provided that the Commitment Period shall be deemed suspended (and no Lender shall have any obligation to make a Loan hereunder) during the Advance Rate Reduction Period.

“Weekly Pay Receivable” means any Receivable for which a Payment is generally due once per week (and, for the avoidance of doubt, each LOC Receivable, other than Monthly Pay Receivables, shall be considered a Weekly Pay Receivable hereunder).

1.2    Section 2.11(c)(vii) of the Credit Agreement is hereby amended by adding the words “(and, with respect to clause (C) below, other than with respect to Subsequent LOC Advances, during the Advance Rate Reduction Period)” immediately after the words “so long as an Early Amortization Event is not occurring”.
1.3    Section 2.12(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Application of Amounts. So long as no Event of Default has occurred and is continuing (after giving effect to the application of funds in accordance herewith on the relevant date) and an Early Amortization Period is not then occurring, on each Interest Payment Date, all amounts in the Collection Account and in the Lockbox Account and all amounts (if any) in the Reserve Account in excess of the Reserve Account Funding Requirement as of the last day of the related Interest Period shall be applied by the Paying Agent based on the Monthly Servicing Report as follows:
(i) first, to Company, on a pari passu basis, (A) amounts sufficient for Company to maintain its limited liability company existence and to pay similar expenses up to an amount not to exceed $1,000 in any Fiscal Year, and only to the extent not previously distributed to Company during such Fiscal Year pursuant to clause (xiii) below, and (B) to pay any accrued and unpaid Servicing Fees (provided, however, that the amount of any Successor Servicer Fees payable to a Successor Servicer under this clause (i) shall not exceed $225,000 in any calendar month);
(ii) second, on a pari passu basis, (A) to Company to pay any accrued and unpaid Backup Servicing Fees and any accrued and unpaid fees and expenses of the Custodian and the Controlled Account Bank (in respect of the Controlled Accounts), (B) to

Exhibit 10.2

Administrative Agent to pay any costs, fees or indemnities then due and owing to Administrative Agent under the Credit Documents, (C) to Collateral Agent to pay any costs, fees or indemnities then due and owing to Collateral Agent under the Credit Documents and (D) to Paying Agent to pay any costs, fees or indemnities then due and owing to Paying Agent under the Credit Documents; provided, however, that (1) the aggregate amount of costs, fees or indemnities payable to Administrative Agent, Collateral Agent and Paying Agent pursuant to this clause (ii) shall not exceed $450,000 in any Fiscal Year, and (2) the aggregate amount of Backup Servicing Fees payable under this clause (ii) shall not exceed $200,000 in any Fiscal Year;
(iii) third, on a pro rata basis, to the Administrative Agent for the benefit of the Class A Revolving Lenders, the amount of accrued interest calculated in accordance with Section 2.5(a)(i) on the Class A Revolving Loans owing to the Class A Revolving Lenders;
(iv) fourth, to the Administrative Agent for the benefit of the Class A Revolving Lenders, (A) prior to the Interest Payment Date immediately succeeding the 2d Anniversary Date, in an amount necessary to reduce any Class A Borrowing Base Deficiency to zero, or (B) on or after the Interest Payment Date immediately succeeding the 2d Anniversary Date, in an amount equal to the greater of (1) an amount necessary to reduce any Class A Borrowing Base Deficiency to zero, and (2) all Collections received during the immediately preceding Monthly Period solely to the extent received following the 2d Anniversary Date and that were applied by the Servicer to reduce the Outstanding Principal Balance of the Pledged Receivables in accordance with the Servicing Agreement;
(v) fifth, on a pro rata basis, to the Administrative Agent for the benefit of the Class A Revolving Lenders to pay any costs and other fees on the Class A Revolving Loans and expenses payable pursuant to the Credit Documents;
(vi) sixth, to the Class B Agent for further distribution on a pro rata basis to the Class B Revolving Lenders to pay any costs and other fees, and accrued interest calculated in accordance with Section 2.5(a)(ii) on the Class B Revolving Loans and expenses payable pursuant to the Credit Documents;
(vii) seventh, on a pro rata basis, to the Class B Agent for further distribution to the Class B Lenders to repay principal on the Class B Loans (A) prior to the Interest Payment Date immediately succeeding the 2d Anniversary Date, in an amount necessary to reduce any Class B Borrowing Base Deficiency to zero, or (B) on or after the Interest Payment Date immediately succeeding the 2d Anniversary Date, in an amount equal to the greater of (1) an amount necessary to reduce any Class B Borrowing Base Deficiency to zero, and (2) all Collections received during the immediately preceding Monthly Period solely to the extent received following the 2d Anniversary Date and that were applied by the Servicer to reduce the Outstanding Principal Balance of the Pledged Receivables in accordance with the Servicing Agreement;

Exhibit 10.2

(viii) eighth, to pay to Administrative Agent, Collateral Agent or Paying Agent any costs, fees or indemnities not paid in accordance with clause (ii) above;
(ix) ninth, to pay (A) any accrued and unpaid Servicing Fees payable to a Successor Servicer not paid in accordance with clause (i) above, and (B) any accrued and unpaid Backup Servicing Fees not paid in accordance with clause (ii) above;
(x) tenth, to the Reserve Account an amount equal to any Reserve Account Funding Amount;
(xi) eleventh, to pay all other Obligations or any other amount then due and payable hereunder;
(xii) twelfth, during the Advance Rate Reduction Period, to the Administrative Agent for further distribution on a pro rata basis to the Class A Revolving Lenders, to repay the principal of the Class A Revolving Loans in an amount to reduce the Effective Advance Rate to 70%;
(xiii) thirteenth, at the election of Company, on a pro rata basis, to the Administrative Agent for further distribution on a pro rata basis to the Class A Revolving Lenders or to the Class B Agent for further distribution on a pro rata basis to the Class B Revolving Lenders, as applicable, to repay the principal of the Class A Revolving Loans or the Class B Revolving Loans, respectively; and
(xiv) fourteenth, (A) prior to the 2d Anniversary Date, and provided that no Borrowing Base Deficiency would occur after giving effect to such distribution, any remainder to Company or as Company shall direct consistent with Section 6.5, or (B) after the 2d Anniversary Date, (i) 50% to Company or as Company shall direct consistent with Section 6.5, and (ii) 50%, on a pro rata basis, to the Administrative Agent to repay the principal of the Class A Revolving Loans (or, if the Class A Revolving Loans have been paid in full, to the Class B Agent to repay the principal of the Class B Revolving Loans).”
1.4    Appendix A to the Credit Agreement. Appendix A to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.
1.5    Appendix C to the Credit Agreement. Appendix C to the Credit Agreement is amended as set forth on Exhibit B hereto.
1.6    Appendix D to the Credit Agreement. Appendix D to the Credit Agreement is amended as set forth on Exhibit C hereto.
SECTION 2. REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Lender party hereto to enter into this Amendment, Company represents and warrants to the Administrative Agent and the Lender, on the Second Amendment Effective Date, that the following statements are true and correct, it being understood and agreed that the representations and warranties made on the Second Amendment

Exhibit 10.2

Effective Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby:
2.1    Due Authorization. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of Company.
2.2    Binding Obligation. This Amendment has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
2.3    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date (as defined below) as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
2.4    Absence of Default. No event has occurred and is continuing or will result from the consummation of this Amendment that would constitute a Default, an Event of Default or a Servicer Default.
SECTION 3. MISCELLANEOUS
3.1    Conditions of Effectiveness. This Amendment shall become effective as of the date (such date, the “Second Amendment Effective Date”) on which:
(a)    the Administrative Agent has received counterparts of this Amendment executed by Company, the Administrative Agent and the Lenders party hereto, (b) Amendment No. 1 to Third Amended and Restated Asset Purchase Agreement, dated as of the Second Amendment Effective Date, which amends the Third Amended and Restated Asset Purchase Agreement, executed by Company, Holdings, the Lender party thereto and the Administrative Agent, and (c) Amendment No. 1 to Third Amended and Restated Servicing Agreement, dated as of the Second Amendment Effective Date, which amends the Third Amended and Restated Servicing Agreement, executed by Company, Holdings and the Administrative Agent;
(b)    no Borrowing Base Deficiency shall exist after giving effect to the amendments to the Credit Agreement set forth herein and the execution and delivery of a Bill of Sale and Assignment attached as Exhibit D hereto; and
(c) the Company shall have paid, or caused to have been paid, in immediately available funds, any fees (including reasonable and documented fees, disbursements and other

Exhibit 10.2

charges of outside counsel to the Administrative Agent) and other amounts due and payable on the Second Amendment Effective Date, subject to the satisfaction of the Administrative Agent.
3.2    Reference to and Effect on the Credit Agreement and the Other Credit Documents.
(a) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Credit Documents and the Related Agreements to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment is hereby designated as a Credit Document for all purposes of the Credit Documents.
(b) Except as expressly set forth herein, no other amendments, changes or modifications to the Credit Agreement and each other Credit Document are intended or implied, and in all other respects the Credit Agreement and each other Credit Document are and shall continue to be in full force and effect and are hereby in all respects specifically ratified, restated and confirmed by all parties hereto as of the Second Amendment Effective Date and Company shall not be entitled to any other further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Credit Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent, the Collateral Agent or the Paying Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
3.3    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
3.4    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
3.5    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
3.6    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Exhibit 10.2

3.7    Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
3.8    Extension of Temporary Waiver and Consent. Effective as of the date hereof, the “Waiver Period” as defined in Section 6 of that certain Waiver Agreement, dated as of May 14, 2020 (“Waiver Agreement”), by and among the Company, the Administrative Agent and certain other parties thereto, solely with respect to clauses (a) and (b) in the definition of "Specified Event" as defined in Section 3 of the Waiver Agreement, is hereby extended to end at the close of business on May 21, 2020.

IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ONDECK ACCOUNT RECEIVABLES TRUST 2013-1 LLC, as Company

By:    /s/ Kenneth A. Brause
Name:    Kenneth A. Brause
Title:    Chief Financial Officer

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:    /s/ Kevin Tanzer
Name:    Kevin Tanzer
Title:    Managing Director

By:    /s/ Peter Sabino
Name:    Peter Sabino
Title:    Director

Exhibit 10.2

DEUTSCHE BANK AG, NEW YORK BRANCH, as Class A Revolving Lender

By:    /s/ Kevin Tanzer
Name:    Kevin Tanzer
Title:    Managing Director

By:    /s/ Peter Sabino
Name:    Peter Sabino
Title:    Director